SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): March 21, 2005 (March 18, 2005)

I-Sector Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31949	76-0515249
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6401 Southwest Freeway
Houston, Texas 77074
(Address of Registrant’s principal executive offices)

(713) 795-2000
(Registrant’s telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     The text set forth in Item 8.01 regarding the issuance of options to Mark T. Hilz and Paul Klotz to acquire shares of I-Sector Corporation (“I-Sector”) common stock, par value $.01 per share (“I-Sector Stock”) is incorporated into this section by reference.

Item 3.02 Unregistered Sale of Equity Securities

     The text set forth in Item 8.01 regarding the issuance and potential issuance of I-Sector Stock in connection with the Merger, as defined below, is incorporated into this section by reference.

Item 8.01 Other Information

     At the special meeting of the stockholders of I-Sector held on March 18, 2005, the stockholders approved: (i) the issuance of 244,890 shares (the “Shares”) of I-Sector Stock, and the potential issuance of 1,123,103 shares of I-Sector Stock (the “Option Shares”) upon exercise of options (the “INX Options”) assumed in connection with I-Sector’s acquisition of the minority interest in Internetwork Experts, Inc., a majority-owned subsidiary of I-Sector (“INX”); and (ii) an amendment (the “Amendment”) to the I-Sector Corporation Incentive Plan, as amended, to increase the number of shares of I-Sector Stock available for issuance by 1,123,103. A copy of the Amendment is attached as Exhibit 10.2 to this report.

     On March 21, 2005, I-Sector issued a press release announcing the closing of its acquisition of the minority interest in INX pursuant to a Plan and Agreement of Merger (the “Merger Agreement”) with INX, INX Merger Sub, Inc. (“Merger Sub”) and certain of the stockholders of INX. Pursuant to the Merger Agreement, Merger Sub merged with and into INX (the “Merger”) with INX being the surviving corporation of the Merger. At the effective time of the Merger, I-Sector issued the Shares in exchange for all outstanding shares of common stock of INX, par value $.001 per share, owned by persons other than I-Sector, and assumed the INX Options. As a result of the Merger, INX became a wholly-owned subsidiary of I-Sector. The issuance of the Shares has not been registered in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D of the Securities Act. A copy of the press release is attached as Exhibit 99.1 to this report.

     Among the holders of the INX Options were Mark T. Hilz, President and Chief Operating Officer of I-Sector and President of INX, and Paul Klotz, Vice President and Chief Operating Officer of INX. Mr. Hilz held options to acquire 4,400,000 shares of common stock of INX, par value $.001 per share (the “INX Stock”) and Mr. Klotz held options to acquire 1,075,000 shares of INX Stock. In connection with the Merger, the options held by Mr. Hilz and Mr. Klotz were assumed by the Company and are now exercisable to acquire 598,635 and 146,255 shares of I-Sector Stock, respectively. As with all of the other INX Options, the options of Mr. Hilz and Klotz remain subject to the original terms and conditions of their issuance, but became fully vested and exercisable as a result of the Merger pursuant to the “change of control” provisions of the Internetwork Experts, Inc. Incentive Plan.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Plan and Agreement of Merger among I-Sector Corporation, INX Merger Sub, Inc. and Internetwork Experts, Inc., dated as of February 1, 2005 (incorporated by reference from Exhibit 10.1 to the current report on Form 8-K filed on February 7, 2005).

10.2*	Second Amendment to the I-Sector Corporation Incentive Plan, as amended and restated.

99.1*	Press Release dated March 21, 2005.

*	Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2005

I-SECTOR CORPORATION

/s/ Brian Fontana

Brian Fontana
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Plan and Agreement of Merger among I-Sector Corporation, INX Merger Sub, Inc. and Internetwork Experts, Inc., dated as of February 1, 2005 (incorporated by reference from Exhibit 10.1 to the current report on Form 8-K filed on February 7, 2005).

10.2*	Second Amendment to the I-Sector Corporation Incentive Plan, as amended and restated effective July 28, 2003.

99.1*	Press Release dated March 21, 2005.

*	Filed herewith